EXHIBIT 10.7
SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (the “Second Amendment”) is made this 27th day of January 2012 by and between BURTON HILLS IV INVESTMENTS, INC., a Tennessee Corporation, successor by assignment to BURTON HILLS IV PARTNERS, a Tennessee general partnership (hereinafter called “Landlord”) and SYMBION, INC., a Delaware corporation, successor by merger to Symbion Inc., a Tennessee corporation (hereinafter called “Tenant”).
WITNESSETH:
Whereas, the parties entered into that certain Lease Agreement dated June 20, 2001, as modified by that certain Commencement Date Agreement dated December 19, 2002 (collectively, the “Original Lease”), whereby Landlord leased to Tenant the space described therein consisting of 39,852 rentable square feet on the fourth and fifth floors (the “Original Leased Premises”) in Burton Hills IV Office Building, 40 Burton Hills Boulevard, Nashville, Tennessee (the “Building”);
Whereas, the parties entered into that certain First Amendment to Lease Agreement (the “First Amendment”) dated February 9th, 2004, whereby Landlord leased to Tenant an additional 3,920 rentable square feet on the fourth floor for a total premises (the “Revised Leased Premises”) of 43,772 rentable square feet.
Whereas the parties desire to enter into this Second Amendment to Lease Agreement in order to set forth the specific terms and conditions by which the Original Lease and the First Amendment (collectively the “Lease”) shall be further amended in order increase the term of the Lease by a period of 5 years.
Now, therefore in consideration of the premises and mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree to amend the Lease as follows:

1.
Revised Lease Term. Landlord and Tenant Agree to extend the Lease term outlined in Section 1.02 Letter F of the Original Lease for a period of 60 months (the “Extension Period”). The effective date of the Extension Period shall begin January 1, 2013 and end at midnight on December 31st 2017.

2.	Revised Minimum Rent for the Extension Period. Section 1.02 D shall be amended to include the following Minimum Annual Rent for the Extension Period.

Lease Year	Rent/Rentable Square Foot	Minimum Annual Rent	Monthly Rent Installments
11 (Jan. 1- Dec 31 2013)	$28.50	$1,247,502.00	$103,958.50
12 (Jan. 1- Dec 31 2014)	$29.36	$1,284,927.06	$107.077.26
13 (Jan. 1- Dec 31 2015)	$30.24	$1,323,474,87	$110,289.57
14 (Jan. 1- Dec 31 2016)	$31.14	$1,363,179.12	$113.598.26
15 (Jan. 1- Dec 31 2017)	$32.08	$1,404,074.49	6/21/117

3.
Carpet Allowance for 4th floor. Landlord shall provide an allowance not to exceed $19,100 for the costs associated with replacing the carpet on the 4th floor of the Premises. Carpet installation shall be done based on Tenant schedule.

4.
Landlord's share of operating Expenses. Effective January 1, 2013 Section 3.02 Item A number 4 shall be changed to the following: The Base Year Expense Stop shall be an amount equal to the Operating Expenses (as measured per square foot) actually incurred during the calendar year 2012, grossed up to an annualized ninety-five percent (95%) or greater occupancy and for fully assessed annual taxes.”

5.	Controlling Provision. To the extent the provisions of this Second Amendment are inconsistent with the Lease, the terms of this Second Amendment shall control.

6.
Authority. Landlord and Tenant affirm and covenant that each has the authority to enter into this Second Amendment and to abide by the terms hereof, and that the signatories hereto are authorized representatives of their respective entities empowered by their respective entities to execute this Second Amendment.

7.	Force and Effect. Except as if expressly amended and modified herein, all other terms, covenants and conditions of the Lease shall remain in full force and effect.

8.	Successors and Assigns. The conditions, covenants and agreements contained herein shall be binding upon the parties hereto and their respective successors and assigns.

In witness whereof, the parties hereto have executed this Second Amendment to Lease Agreement as of the day and year first above written.

LANDLORD:

BURTON HILLS IV INVESTMENTS, INC.

By:	/s/ Alex S. Palmer

TITLE:	President

TENANT:

SYMBION, INC.

By:	/s/ Richard E. Francis, Jr.

Title:	Chief Executive Officer